                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Applied Digital Access, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          APPLIED DIGITAL ACCESS, INC.
                               9855 SCRANTON ROAD
                          SAN DIEGO, CALIFORNIA 92121

                                 April 8, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Applied Digital Access, Inc., which will be held at the Company's executive offices, 9855 Scranton Road, San Diego, California on Tuesday, May 20, 1997 at 9:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          PETER P. SAVAGE
                                          President

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                          APPLIED DIGITAL ACCESS, INC.
                               9855 SCRANTON ROAD
                          SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997

     The Annual Meeting of Shareholders of Applied Digital Access, Inc. (the "Company") will be held at the Company's executive offices, 9855 Scranton Road, San Diego, California on Tuesday, May 20, 1997 at 9:00 a.m., Pacific Standard Time (the "Annual Meeting"), for the following purposes:

     1. To elect a Board of Directors. Management has nominated the following persons for election at the meeting: Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage, Edward F. Tuck.

     2. To approve the Company's reincorporation in Delaware, through the merger of Applied Digital Access, Inc., a California corporation, with and into a wholly-owned Delaware subsidiary of Applied Digital Access, Inc.

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997.

     4. To transact any other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          By Order of the Board of Directors

                                          JAMES L. KEEFE
                                          Secretary

Dated: April 8, 1997

                          APPLIED DIGITAL ACCESS, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997

                            ------------------------

     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Applied Digital Access, Inc., a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. on Tuesday, May 20, 1997 and at any adjournment or postponement of the Annual Meeting (the "Annual Meeting"). These proxy materials were first mailed to shareholders of record beginning on approximately April 8, 1997.

     The mailing address of the principal executive office of the Company is 9855 Scranton Road, San Diego, California 92121.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

     Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with Corporate Investor Communications, Inc. ("CIC") to solicit proxies on the Board of Director's behalf. CIC will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of shareholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock and solicit proxy responses from holders of the Common Stock.

     The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 31, 1997. At the close of business on the record date, the Company had 12,270,570 outstanding shares of Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for directors, each shareholder currently has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. California corporate law allows a shareholder to cumulate his or her votes with respect to the election of directors if the director nominee has been placed in nomination prior to voting and if any shareholder present at the Annual Meeting has given notice at the Annual Meeting of his or her intention to cumulate votes. Such notice allows all votes cast in the election to be counted cumulatively. If no such notice is given, no cumulative voting will be used in the election of directors. While the notice of intention to cumulate votes may be presented orally at the Annual Meeting, it is appreciated that any shareholder intending to cumulate his or her votes present a written notice of such intention to the Chairman of the Annual Meeting prior to the beginning of voting, but after all candidates have been placed in nomination. The persons named in the enclosed proxy card may also elect to give such notice and vote the shares they represent in such a manner. In addition, non-management proxyholders present at the Annual Meeting may also provide the requisite notice of intention to cumulate votes. Shareholders who wish to cumulate their votes must be present at the Annual Meeting or must give proxies to non-management proxyholders along with a written statement that such non-management proxyholders have the authority to give notice of their intention to cumulate votes. Discretionary authority to cumulate votes is being solicited by the Board of Directors and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in the manner best designed to cause the election of the maximum number of the Board of Director's nominees. Article VIII of the Company's Restated Articles of Incorporation ("Restated Articles") provide that no cumulative voting will be available in the election of directors once the Company is a "listed corporation" within the meaning of California Corporations Code Section 301.5(d).

     At the record date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of 898,466 shares of the Company's Common Stock (not including shares of the Common Stock issuable upon exercise of outstanding stock options and warrants) constituting approximately 7.00% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. The approval of the Proposals is not assured. See "Principal Shareholders" and "Common Stock Ownership of Management."

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next annual meeting of shareholders or until their successors are elected and have qualified. The Company's Amended and Restated Bylaws provide that the authorized number of directors is five. The Company's Board of Directors has selected four nominees, all of whom are currently directors of the Company, and is actively searching for a qualified individual to fill the one vacancy on the Board of Directors. Each returned proxy cannot be voted for a greater number of persons than the four nominees named. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the four nominees who are listed herein, or for as many nominees of the Board of Directors as possible, not to exceed four, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy card see fit.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in the manner best designed to cause the election of the maximum number of the Board of Directors' nominees. The following schedule sets forth certain information concerning the nominees for election as directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                                 FIRST YEAR
                                  ELECTED
            NAME                  DIRECTOR      AGE
-----------------------------    ----------     ---
Kenneth E. Olson (1)              1996          60
Christopher B. Paisley(1)(2)      1996          44
Peter P. Savage                   1990          55
Edward F. Tuck (2)                1987          65

---------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

     Mr. Olson has served as a director of the Company since December 1996. Mr. Olson has served as Chairman of the Board of Proxima Corporation ("Proxima"), a publicly-traded manufacturer of multimedia projection products, since July 1983 and as its Chief Executive Officer from December 1990 through January 1996. In addition to serving as a director of Proxima, Mr. Olson also currently serves as a director of LIDAK Pharmaceuticals, Inc., and four privately-held companies.

     Mr. Paisley has served as a director of the Company since March 1996. Since September 1985, Mr. Paisley has been the Senior Vice President, Finance and Chief Financial Officer of 3Com Corporation, a global data networking company. Mr. Paisley currently serves as a director of two privately-held companies.

     Mr. Savage has served as President, Chief Executive Officer and as a director of the Company since November 1990. Prior to joining the Company, Mr. Savage served as President and Chief Operating Officer of Xylogics, Inc., a manufacturer of storage and communications controllers, from February 1989 through May 1990, and as Vice President, Engineering of Xylogics from September 1987 through January 1989. Prior to that, Mr. Savage served as President and Chief Operating Officer of Alliance Telecommunications Corp. Commterm Division, a manufacturer of voice messaging systems, from August 1986 through March 1987 and as Vice President, Engineering from February 1985 through July 1986. Mr. Savage previously held a number of technical and management positions with the telecommunications companies Infinet, Plantronics and Bell Telephone Laboratories.

     Mr. Tuck has served as a director since the Company's incorporation in August 1987. In addition, Mr. Tuck served as the President of the Company from August 1987 through December 1987, and as the Chief Financial Officer of the Company from August 1987 through April 1989. Since June 1990, Mr. Tuck has been the managing director of Kinship Venture Management, L.L.P., a venture capital fund. Mr. Tuck currently serves as a director of Triquint Semiconductor Corp., a semiconductor manufacturer, as well as seven privately-held companies.

     All Directors currently are elected annually and hold office until the next annual meeting of the shareholders and their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. The Company does not presently pay fees to its Directors.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met a total of nine times during the fiscal year ended December 31, 1996. During his tenure, each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the board on which they served.

     The Company has a standing Compensation Committee currently composed of Directors Kenneth E. Olson and Christopher B. Paisley. The Compensation Committee met three times in fiscal 1996. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Directors Christopher B. Paisley and Edward F. Tuck. The Audit Committee met two times in fiscal 1996. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and in maintaining effective communication with those auditors. The Company does not have a standing Nominating Committee or any other committee performing similar functions, and such matters are considered at meetings of the full Board of Directors.

                                   PROPOSAL 2

                   REINCORPORATION OF THE COMPANY IN DELAWARE
               AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

     The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption or maintenance of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws. The Board of Directors believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board of Directors in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "-- Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

     The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 7 of this Proxy Statement.

     In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board of Directors as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be Applied Digital Access, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

     On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1994 Employee Stock Purchase Plan and the 1994 Stock Option/Stock Issuance Plan will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy and voting at the Annual Meeting is required for approval of the reincorporation. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Common Stock.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Restated Articles of Incorporation, as amended (the "California Articles") and the Company's Amended and Restated Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Applied Digital Access, Inc., 9855 Scranton Road, San Diego, California 92121, Attention: Corporate Secretary.

     If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "-- Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

     A number of significant differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

            ISSUE                           DELAWARE                       CALIFORNIA
------------------------------    ----------------------------    ----------------------------
Limitation of Liability of        Delaware law permits the        California law contains
Directors and Officers            limitation of liability of      additional exceptions to the
(see page 9).                     directors and officers to       liability limitations of
                                  the Company except in           directors and officers.
                                  connection with (i) breaches
                                  of the duty of loyalty; (ii)
                                  acts or omissions not in
                                  good faith or involving
                                  intentional misconduct or
                                  knowing violations of law;
                                  (iii) the payment of
                                  unlawful dividends or
                                  unlawful stock repurchases
                                  or redemptions; or (iv)
                                  transactions in which a
                                  director received an
                                  improper personal benefit.

            ISSUE                           DELAWARE                       CALIFORNIA
------------------------------    ----------------------------    ----------------------------
Indemnification of Directors      Delaware law permits            California Law permits
and Officers                      somewhat broader                indemnification under
(see page 10).                    indemnification and could       certain circumstances,
                                  result in indemnification of    subject to certain
                                  directors and officers in       limitations.
                                  circumstances where
                                  California law would not
                                  permit indemnification.
Cumulative Voting for             Cumulative voting not           Cumulative voting is
Directors                         available under Delaware law    mandatory upon notice given
(see page 11).                    because not provided in the     by a shareholder at a
                                  Delaware Certificate.           shareholders' meeting at
                                                                  which directors are to be
                                                                  elected. California law
                                                                  permits Nasdaq National
                                                                  Market System ("Nasdaq")
                                                                  corporations with over 800
                                                                  equity security holders to
                                                                  eliminate cumulative voting.
                                                                  The California Articles
                                                                  include such a provision.
Number of Directors               Determined solely by            Determined by the Board of
(see page 12).                    resolution of the Board of      Directors within a range set
                                  Directors.                      in the California Bylaws.
                                                                  Changes in the authorized
                                                                  range must be approved by
                                                                  the shareholders.
Removal of Directors by           Removal with or without         Removal with or without
Shareholders                      cause by affirmative vote of    cause by affirmative vote of
(see page 12).                    a majority of the               a majority of the
                                  outstanding shares.             outstanding shares, provided
                                                                  that shares voting against
                                                                  removal could not elect such
                                                                  director under cumulative
                                                                  voting.
Filling Board Vacancies           Delaware law provides for       California law permits (a)
(see page 12).                    the Delaware Court of           any older of 5% or more of
                                  Chancery to order an            the corporation's voting
                                  election to fill vacancies      stock ("Voting Stock") or
                                  or newly created                (b) the superior court of
                                  directorships upon the          the appropriate county to
                                  application of the holders      call a special meeting of
                                  of 10% of the outstanding       shareholders to elect the
                                  shares having a right to        entire board if, after
                                  vote for such directors if,     filling any vacancy, the
                                  at the time of filling such     directors then in office who
                                  vacancies or directorships,     have been elected by the
                                  the directors then in office    shareholders constitute less
                                  constitute less than a          than a majority of the
                                  majority of the entire board    directors then in office.
                                  as constituted immediately
                                  prior to any increase.

            ISSUE                           DELAWARE                       CALIFORNIA
------------------------------    ----------------------------    ----------------------------
Who May Call Special              The Board of Directors, the     The Board of Directors, the
Shareholder Meeting               Chairman of the Board or the    Chairman of the Board, the
(see page 13).                    Chief Executive Officer.        President, or holders of 10%
                                                                  of the shares entitled to
                                                                  vote at the special meeting.
Action by Written Consent of      Action by written consent       Action by written consent
Shareholders in Lieu of a         not permitted by Delaware       not permitted by California
Shareholder Vote at               Certificate. All shareholder    Articles. All shareholder
Shareholder Meeting               action must take place by a     action must take place by a
(see page 13).                    shareholder vote at a           shareholder vote at a
                                  meeting of shareholders.        meeting of shareholders.
Tender Offer Statute              Restricts hostile two-step      No comparable statute. The
(see page 14).                    takeovers.                      California Articles include
                                                                  a Fair Price provision
                                                                  similar in effect to the
                                                                  Delaware statute.
Amendment of Certificate          Amendments to provisions        Amendments to provisions
(see page 16).                    relating to the                 relating to the
                                  establishment of the number     establishment of the number
                                  of directors, advance notice    of directors, advance notice
                                  of shareholder proposals and    of shareholder proposals and
                                  nominations, shareholder        nominations, shareholder
                                  action without a meeting and    action without a meeting,
                                  cumulative voting require       cumulative voting and the
                                  approval by a simple            Fair Price provision require
                                  majority of the Voting Stock    approval by a majority of
                                  of the Delaware Company.        the Voting Stock of the
                                                                  Company. (See page 16).
Loans to Officers and             Board of Directors may          Loans must be approved or
Directors                         authorize if expected to        ratified by a majority of
(see page 16).                    benefit the Company.            the outstanding shares.
Class Vote for Reorganizations    Generally not required          A reorganization transaction
(see page 16).                    unless a reorganization         must generally be approved
                                  adversely affects a specific    by a majority vote of each
                                  class of shares.                class of shares outstanding.
Right of Shareholders to          Permitted for any purpose       Permitted for any purpose
Inspect Shareholder List (see     reasonably related to such      reasonably related to such
page 17).                         shareholder's interest as a     shareholder's interest as a
                                  shareholder.                    shareholder. Also, an
                                                                  absolute right to 5%
                                                                  shareholders and certain 1%
                                                                  shareholders.
Appraisal Rights                  Generally available if          Available in certain
(see page 17).                    shareholders receive cash in    circumstances if the holders
                                  exchange for the shares and     of 5% of the class assert
                                  in certain other                such rights.
                                  circumstances.

            ISSUE                           DELAWARE                       CALIFORNIA
------------------------------    ----------------------------    ----------------------------
Dividends                         Paid from surplus (including    Generally limited to the
(see page 17).                    paid-in and earned surplus      greater of (i) retained
                                  or net profits).                earnings or (ii) an amount
                                                                  which would leave the
                                                                  Company with assets of 125%
                                                                  of liabilities and current
                                                                  assets of 100% of current
                                                                  liabilities.
Other                             Responsive legislature and
                                  larger body of corporate
                                  case law in Delaware
                                  provides more predictable
                                  corporate legal environment
                                  in Delaware.

INDEMNIFICATION AND LIMITATION OF LIABILITY

  LIMITATIONS ON DIRECTOR LIABILITY.

     Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

     The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders: (f) interested transactions between the corporation and a director in which a director has a material financial interest: and (g) liability for improper distributions, loans or guarantees.

     The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with the Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

     The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and its executive officers and officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the Company and the Delaware Company to provide indemnification to their other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law as described above) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the reincorporation is approved, the Company intends to enter into new indemnification agreements with its officers and directors to replace those indemnification agreements entered into under the California Articles and California law.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the Board of Directors has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board of Directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

     There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

     California and Delaware corporate law, the California Bylaws and the Delaware Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Company.

     Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded in the Nasdaq and are held by at least 800 equity security holders. The California Articles include such a provision.

     Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

     The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

  NUMBER OF DIRECTORS.

     California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a Board of Directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at five. California law also requires that any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the vote of 66 2/3% of the outstanding shares to change the range of the Company's variable Board of Directors; provided, any amendment reducing the minimum number of directors cannot be adopted if votes cast against are equal to more than 16 2/3% of the outstanding shares entitled to vote.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

  REMOVAL OF DIRECTORS.

     Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

  FILLING BOARD VACANCIES.

     Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     The proposed Delaware Certificate and Delaware Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

CAPITALIZATION

     Currently, the Company's capital stock consists of 30,000,000 authorized shares of Common Stock, no par value, of which 12,255,334 shares issued and outstanding as of December 31, 1996, and 7,500,000 authorized shares of Preferred Stock, no par value, none of which are issued and outstanding as of December 31, 1996.

     Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

     The capitalization of the Delaware Company is identical to the capitalization of the Company with the addition of a per share par value, with authorized capital stock of 30,000,000 shares of Common Stock, $.001 par value and 7,500,000 shares of Preferred Stock, $.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

     Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

     The Board of Directors may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans or in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "-- Anti-Takeover Measures."

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

     Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e., by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request for the meeting.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The Delaware Certificate, like the California Articles, continues to prohibit actions by written consent of shareholders.

     Prohibition of such shareholder written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The prohibition of shareholder written consents may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board of Directors believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the Board of Directors' opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

     The Delaware Bylaws provide that, in order for director nominations or shareholder proposals to be properly brought before the annual meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, notice must be delivered not less than 120 days prior to the date stated in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws will provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under the federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the annual meeting and have the opportunity to consider each proposal in advance of the annual meeting.

ANTI-TAKEOVER MEASURES

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the elimination of the right of shareholders to call special shareholders' meetings which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute, but the California Articles include a Fair Price provision similar to the Delaware statute, which prevents potential acquirors who purchase a controlling interest in the Company for a certain price from acquiring the remainder of the shares at a lesser price. Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

     There can be no assurance that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board of Directors to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

     In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board of Directors. Accordingly, if the Delaware Board of Directors so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board of Directors. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware

Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Common Stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

AMENDMENT OF CERTIFICATE

     Both the California Articles and the Delaware Certificate provide that the provisions thereof may be amended by the affirmative vote of a simple majority of the holders of the outstanding Voting Stock of the Company and the Delaware Company, respectively.

AMENDMENT OF BYLAWS

     Both the California Bylaws and the Delaware Bylaws provide that the provisions relating to the (i) establishment of the number of directors, (ii) advance notice of shareholder proposals and nominations, (iii) shareholder action without a meeting, (iv) cumulative voting, (v) filling vacancies on the Board of Directors, (vi) excessive compensation and (vii) loans to officers can only be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of the Voting Stock of the Company and the Delaware Company, respectively.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

     California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

     With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

     California law also requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

     California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's Voting Stock or shareholders holding 1% or more of such shares who have filed a
Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

     Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

     Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

     Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

     California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and
(ii) the Company's shares are traded in the Nasdaq and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. The Company does not currently meet all of the above requirements.

     Because the Company's common stock is traded in the Nasdaq and the Company's shares are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to not satisfy at least one of the above stated requirements.

     If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION

     The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

     A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal 2.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
REINCORPORATION OF THE COMPANY IN DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS.

                                   PROPOSAL 3

                APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the shareholders to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997. In the event that the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the shareholders' best interest.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so.

     The affirmative vote of the holders of a majority of shares represented and voting at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand L.L.P.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                             PRINCIPAL SHAREHOLDERS

     The following are the only persons known by the Company to own beneficially, as of January 31, 1997, 5% or more of the outstanding shares of its Common Stock.

                                                           AMOUNT AND NATURE
                        NAME AND ADDRESS                     OF BENEFICIAL       PERCENT OF
                     OF BENEFICIAL OWNER(1)                  OWNERSHIP(1)         CLASS(2)
        -------------------------------------------------  -----------------     ----------
        Kopp Investment Advisors, Inc.(3)................      2,614,341            21.30%
          6600 France Avenue South
          Suite 672
          Edina, MN 55435
        Institutional Venture Partners III(4)............        770,529            6.285
          3000 Sand Hill Road
          Building 2, Suite 290
          Menlo Park, CA 94025

---------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Share ownership in each case includes shares issuable upon exercise of certain outstanding options and warrants as described in the footnotes below. Shares issuable upon exercise of certain outstanding options by directors of the Company affiliated with certain principal shareholders are not included. See "Common Stock Ownership of Management."

(2) Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

(3) Information reported in the table is based on disclosures made in the
    Schedule 13G filed on January 28, 1997 by Kopp Investment Advisors, Inc. and certain affiliates thereof. Includes 2,403,341 shares held by Kopp Investment Advisors, Inc. ("KIA"), 181,000 shares held by LeRoy C. Kopp and 30,000 shares held by Kopp Family Foundation. Although KIA exercises investment discretion as to 2,403,341 of these shares, neither KIA nor LeRoy
    C. Kopp (100% owner of KIA) vote the shares and neither is the record owner of them.

(4) Information reported in the table is based on disclosures made in the
    Schedule 13G filed on January 27, 1997 by Institutional Venture Partners.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 31, 1997 by (i) each director and nominee named under "Election of Directors," (ii) each of the Company's officers named under "Executive Compensation and Other
Information -- Summary of Cash and Certain Other Compensation" and (iii) directors and executive officers of the Company as a group.

                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL       PERCENT OF
                    NAME OF BENEFICIAL OWNER                 OWNERSHIP(1)         CLASS(2)
        -------------------------------------------------  -----------------     ----------
        Kenneth E. Olson.................................        10,000                *
        Christopher B. Paisley(3)........................         3,750                *
        Peter P. Savage(4)...............................       359,986             2.90%
        Edward F. Tuck(5)................................        22,994                *
        Paul R. Hartmann(6)..............................       181,398             1.50%
        Wayne M. Lettiere(7).............................       109,145                *
        Kevin T. Pope(8).................................        65,516                *
        Donald J. O'Connor(9)............................        24,025                *
        Directors and executive officers as a group (11
          persons)(10)...................................       898,466             7.00%

---------------

  *  Less than 1%

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable on exercise of certain outstanding options as described in the footnotes below.

 (2) Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).

 (3) Includes 3,750 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (4) Includes 275,551 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (5) Includes 8,625 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (6) Includes 105,885 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (7) Includes 55,114 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (8) Includes 37,244 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

 (9) Includes 22,917 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

(10) Includes 561,498 shares issuable upon exercise of stock options that are exercisable within 60 days of January 31, 1997.

                               EXECUTIVE OFFICERS

     The following executive officers of the Company held the following positions as of February 28, 1997:

        NAME            AGE                 POSITION HELD WITH ADA
--------------------    ---     ----------------------------------------------
Peter P. Savage         55      President, Chief Executive Officer and
                                  Director
Paul R. Hartmann        54      Vice President, Systems Engineering
James L. Keefe          36      Vice President, Finance and Administration,
                                  Chief Financial Officer and Secretary
Wayne M. Lettiere       57      Vice President, Operations
Donald J. O'Connor      42      Vice President, Customer Support
Kevin Pope              39      Vice President, Development Engineering
Howard J. Rutka         50      Vice President, Sales

     Peter P. Savage is being considered for re-election to the position of director of the Company. See "Election of Directors" for a discussion of Mr. Savage's business experience. Mr. Savage received a BS degree from the U.S. Naval Academy and an MS degree from Columbia University.

     Mr. Hartmann has served as Vice President, Systems Engineering of the Company since July 1988. Prior to joining the Company, Mr. Hartmann served as Director of Advanced Technology and as Director of Transmission Systems Technology for the Rockwell Communications Systems Division of Rockwell International, a manufacturer of telecommunications transmissions equipment, from September 1984 through July 1988. Mr. Hartmann received BS and MS degrees from the University of Texas.

     Mr. Keefe has served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company since May 1996 and previously served as Controller of the Company from December 1993 to May 1996 and as Accounting Manager of the Company from March 1992 to December 1993. Prior to joining the Company, Mr. Keefe served as Accounting Manager of U.S. Fiberline Communications, Inc., a privately-held telecommunications service provider, from January 1990 to October 1991 and as Accounting Manager for Scientific Computer Systems, Inc., a computer manufacturer, from February 1987 through December 1989. Prior to that, Mr. Keefe held financial accounting positions with Honeywell, Inc. and Coopers & Lybrand, LLP. Mr. Keefe received a BS degree from the University of Minnesota.

     Mr. Lettiere has served as Vice President, Operations of the Company since July 1991. Prior to joining the Company, Mr. Lettiere served as Vice President, Operations of Digital Communication Associates (and its successor corporations), a manufacturer of telecommunications products, from April 1984 through July 1991. Mr. Lettiere received a BS degree from California Polytechnic State University.

     Mr. O'Connor has served as Vice President, Customer Support since May 1995. Prior to joining the Company, Mr. O'Conner was with NYNEX Corporation for 14 years where he served as Managing Director, Service Delivery from February 1995 through May 1995, as Director of Operations, Business Customer Service Center from June 1994 through February 1995, as Director of Operations, Inter-exchange Carrier Services from March 1992 through June 1994 and as Director of Operations, Digital Center from August 1990 to March 1992. Mr. O'Conner received a BS degree from Rochester Institute of Technology and an MBA from Pace University.

     Mr. Pope has served as Vice President, Development Engineering since April 1995. Mr. Pope joined the Company in June 1988. Mr. Pope served as Senior Director of Development Engineering from December 1994 through March 1995, as Director of Hardware Development from July 1993 through December 1994 and as Manager of Circuit Design from April 1990 through July 1993. Prior to joining the Company, Mr. Pope served as Senior Project Engineer for ASEA HAFO Inc. from February 1986 through June 1988 and prior to that was a member of the Technical Staff for Bell Laboratories. Mr. Pope received a BS degree from the University of Minnesota and an MS from the University of California, Berkeley.

     Mr. Rutka has served as Vice President, Sales since January 1990. Prior to joining the Company, Mr. Rutka served as Vice President, Sales and Marketing of Siemens Communications Systems, Siemens

Transmissions Systems Division, a manufacturer of telecommunications products, from October 1987 through December 1989. Mr. Rutka received a BS degree from the University of Kentucky and a MBA from Youngstown State University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company to the Named Executive Officers for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                 ANNUAL COMPENSATION             OTHER          SECURITIES      ALL OTHER
                            -----------------------------        ANNUAL         UNDERLYING       COMPEN-
    NAME AND PRINCIPAL                SALARY       BONUS        COMPEN-        OPTIONS/SARS      SATION
         POSITION           YEAR        $         ($)(1)      SATION($)(2)         (#)           ($)(2)
--------------------------  ----     --------     -------     ------------     ------------     ---------
Peter P. Savage             1996     $175,000     $17,500       $     --              --         $ 5,477(3)
  President, Chief          1995     $175,000     $16,800       $     --          65,000(4)      $ 4,280(3)
  Executive Officer,        1994     $172,218     $64,945       $ 33,417(5)       --             $ 4,160(3)
  Director
Paul R. Hartmann            1996     $134,500     $19,504       $     --              --         $    --
  Vice President,           1995     $134,500     $15,535       $     --          40,000(6)      $    --
  Systems Engineering       1994     $135,819     $35,471       $     --              --         $    --
Donald J. O'Connor(7)       1996     $125,000     $17,500       $ 23,062(8)           --         $    --
  Vice President,           1995     $ 73,878     $ 7,188       $ 45,838(9)       50,000         $ --
  Customer Support          1994     $     --     $    --       $     --              --         $    --
Wayne M. Lettiere           1996     $120,000     $18,211       $     --              --         $    --
  Vice President,           1995     $120,000     $16,020       $     --          30,000(10)     $    --
  Operations                1994     $120,891     $32,084       $     --              --         $    --
Kevin T. Pope(11)           1996     $116,480     $16,987       $     --              --         $    --
  Vice President,           1995     $114,026     $13,698       $     --          42,500(12)     $    --
  Development               1994     $103,463     $14,521       $     --              --         $    --
  Engineering

---------------

 (1) Amounts were paid pursuant to a management compensation plan approved by the Company's Compensation Committee. See "Board Compensation Committee Report on Executive Compensation."

 (2) "Other Annual Compensation" includes only amounts totalling more than the lesser of $50,000 or 10% of the reported salary and bonus for the years covered.

 (3) Amounts paid in connection with reimbursement of premiums on life insurance and disability insurance policies for Mr. Savage.

 (4) Includes an option grant for 35,000 shares, which was originally granted in August 1994, and was cancelled and regranted in June 1995.

 (5) Of the amounts paid to Mr. Savage in 1994, $33,417 was paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to his employment arrangement. During 1992, the Company loaned Mr. Savage $81,500 in connection with his relocation to San Diego. The loan, with annual interest at 4.95%, was to be forgiven pro-rata over three years, unless Mr. Savage left the Company, in which case, the unforgiven balance was to be repaid.

 (6) Includes an option grant for 20,000 shares, which was originally granted in August 1994, and was cancelled and regranted in June 1995.

 (7) Mr. O'Connor became an employee of the Company in May 1995.

 (8) Of the amounts paid to Mr. O'Connor in 1996, $23,062 was paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to his employment arrangement.

 (9) Of the amounts paid to Mr. O'Connor in 1995, $45,838 was paid in connection with the reimbursement of relocation expenses and related tax liability pursuant to his employment arrangement.

(10) Includes an option grant for 15,000 shares, which was originally granted in August 1994, and was cancelled and regranted in June 1995.

(11) Mr. Pope was promoted to Vice President, Development Engineering during
     1995.

(12) Includes an option grant for 7,500 shares, which was originally granted in August 1994, and was cancelled and regranted in June 1995.

  STOCK OPTIONS

     There were no stock option grants made to the Named Executive Officers for the year ended December 31, 1996. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1996.

  OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning option exercises during 1996 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1996. No SARs were exercised during 1996 or outstanding as of December 31, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                 VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/SARs      IN-THE-MONEY OPTIONS/SARs AT
                               SHARES                       AT DECEMBER 31, 1996(#)          DECEMBER 31, 1996(1)
                            ACQUIRED ON       VALUE      -----------------------------   -----------------------------
           NAME             EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------  ------------   -----------   ------------   --------------   ------------   --------------
Peter P. Savage...........     10,000        153,600        267,380         46,048         1,264,458        48,707
Paul R. Hartmann..........         --             --         99,813         31,252           414,365        42,387
Wayne M. Lettiere.........     13,786        182,110         50,113         23,886           190,431        34,084
Kevin T. Pope.............         --             --         33,115         31,549            93,966        14,798
Donald J. O'Connor........         --             --         19,792         30,208                --            --

---------------

(1) Value is defined as fair market price of the Company's Common Stock at December 31, 1996 less exercise price. On December 31, 1996, the closing selling price of a share of the Company's Common Stock in the Nasdaq was $5.50.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1996, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The members of the Company's Compensation Committee are Mr. Olson and Mr. Paisley whom were appointed to the Committee in December and November 1996, respectively. Mr. Tuck also served on the Compensation Committee for a portion of 1996 and participated in the deliberations of the Compensation Committee. None of these individuals was at any time during 1996 an officer or employee of the Company. Mr. Savage, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1996, but did not take part in the deliberations regarding his own compensation. Mr. Savage's participation in the deliberations of the Compensation Committee includes providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company's officers.

     The Company will not currently extend or guarantee loans to officers, directors or affiliates of the Company unless such loans are approved by (i) a majority of the Company's shareholders and (ii) a majority of the disinterested, outside directors of the Company and may reasonably be expected to benefit the Company. In addition, all future transactions between the Company and its officers, directors or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated parties, as determined by a majority of the Company's disinterested directors.

EMPLOYMENT ARRANGEMENTS

     In November 1990, the Company entered into an employment arrangement with Peter P. Savage, the Company's President and Chief Executive Officer. If Mr. Savage is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after his termination or until he commences employment with another company. In addition, he will be entitled to his pro rata share of any guaranteed bonus or profit sharing plan in which he participated (for the portion of the year that he was employed by the Company). During the severance term, Mr. Savage would continue to be treated as a Company employee for purposes of all Company-provided employee benefits (other than for purposes of stock option vesting and vacation eligibility). The arrangement does not have an expiration date and is operative during Mr. Savage's employment by the Company.

     In June 1988, the Company entered into an employment arrangement with Paul
R. Hartmann, the Company's Vice President, Systems Engineering. If Mr. Hartmann is terminated without cause, the Company has agreed to pay him his monthly base salary for a period of six months after his termination or until he commences employment with another company. The arrangement does not have an expiration date and is operative during Mr. Hartmann's employment by the Company.

     In May 1995, the Company entered into an employment arrangement with Donald
J. O'Connor, the Company's Vice President, Customer Support. If Mr. O'Connor is terminated involuntarily, the Company has agreed to pay him a severance payment equal to three months of his monthly base salary upon such termination. The arrangement does not have an expiration date and is operative during Mr. O'Connor's employment by the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 28 shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee offers this report regarding compensation for the Company's officers and the Chief Executive Officer of the Company.

  GENERAL COMPENSATION POLICY

     The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires developing and marketing superior products and services that provide cost-effective solutions for the Company's customers. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to define, create, manufacture and market leading-edge products and services.

     The Company compensates its officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure also rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

         -  Base Salary

         -  Annual Incentives

         -  Long-term Incentives

         -  Benefits

     Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

     Base Salary and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level near the median of the salaries of officers in the comparison companies. The Compensation Committee relies primarily on survey data on base salary from two salary surveys. One is published by the American Electronics Association to determine base salaries paid by other electronics and communication companies. This survey breaks out salary data by company size and by product line. The Compensation Committee also uses a second salary survey prepared by a group of four major venture capital companies. This survey includes a survey of private and public communications companies of comparable size to the Company. The Compensation Committee does not have access to performance information of comparison companies because neither of the surveys used for the comparisons link participating company names with salary data.

     Annual Incentives are paid in accordance with an annual Incentive Compensation Plan. Potential compensation paid under this plan is set as a significant percent of each officer's base salary. All of the incentive compensation is directly tied to Company, department and personal performance, all of which is at risk. Each executive officer, other than the Chief Executive Officer, earns incentive compensation based upon a mix of Company performance (approximately 50%), departmental performance (approximately 20%) and personal performance (approximately 30%). Company performance and departmental performance are measured by financial and other appropriate metrics, such as inventory levels, quality levels and on-time completion of key projects. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon its objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance unless specific Company financial goals are achieved during the fiscal year. Likewise, no incentive compensation is paid for departmental or personal performance unless specific goals and objectives are met during the fiscal year. In 1996, if the Company had met all internal objectives, incentive compensation as a percent of salary would have been 30% of base salary for officers. If the Company had exceeded internal objectives by 10% or more, incentive compensation could have reached a maximum of 38% of base salary for officers. In 1996, incentive compensation earned by officers ranged from 14% to 16% of base salary. Officers did not earn any incentive compensation for Company performance in 1996.

     The Company also has a Gain Sharing Plan under which eligible employees (including the Company's executive officers) may receive quarterly payments based on the Company achieving productivity resulting in financial results exceeding certain levels. Officers are only eligible to participate after all other employees have received an annual allocation of $3,000 per person. No amounts were paid to officers under the Gain Sharing Plan in 1996.

     Long-term Incentive compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its shareholders. In addition, stock options vest over time to create financial incentives for the individual officer to remain with the Company. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current position and expected future contributions to the business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

     Benefits offered to the Company's officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees.

  CEO COMPENSATION

     In setting compensation payable to the Company's Chief Executive Officer, Mr. Savage, we have sought to be competitive with companies of similar size in our industry. In 1996, the largest portion of Mr. Savage's incentive compensation under the Company's annual Incentive Compensation Plan was entirely dependent upon the Company's performance and the smaller portion is related to the Board of Director's evaluation of his personal performance. No incentive compensation is paid to Mr. Savage for Company performance or personal performance unless specific Company financial goals and personal performance goals are achieved during the fiscal year.

     Mr. Savage earns incentive compensation based upon a mix of Company performance (approximately 70%) and personal performance (approximately 30%). In 1996, if the Company had met all internal objectives, incentive compensation as a percent of salary would have been 40% of base salary for Mr. Savage. If the Company had exceeded internal objectives by 10% or more, incentive compensation could have reached a maximum of 54% of base salary for Mr. Savage. In 1996, incentive compensation earned by Mr. Savage was 10% of base salary. Mr. Savage did not earn any incentive compensation for Company performance in 1996.

     As with the Company's other officers, stock options are expected to be the largest element of Mr. Savage's total compensation over time. It is expected that these options will provide a direct link between the largest element of Mr. Savage's compensation and the Company's performance.

     We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          COMPENSATION COMMITTEE

                                          KENNETH E. OLSON
                                          CHRISTOPHER B. PAISLEY

PERFORMANCE GRAPH

     The following graph compares total shareholder returns since the Company became a reporting company under the Exchange Act to the S&P 500 Index (the "S&P 500") and a self-constructed peer group of telecommunication companies, which includes the following companies but from which the Company has been excluded:
ADC Telecommunications Inc., Broadband Technologies Inc., DSC Communications Corp., ECI Telecommunications Ord., Pairgain Technologies Inc., Summa Four Inc., Telco Systems Inc. and Tellabs Inc. (the "Peer Group"). The total shareholder returns of the companies comprising the Peer Group have been weighted in accordance with their respect market capitalizations. The total return for each of the Company's Common Stock, the S&P 500 and the Peer Group assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.

        Measurement Period            APPLIED DIGITAL
      (Fiscal Year Covered)             ACCESS INC.        S&P 500 INDEX        PEER GROUP
3/29/94                                            100                 100                 100
12/31/94                                        211.46              103.75              134.78
12/31/95                                         97.92              142.74              168.36
12/31/96                                         45.83              175.51              136.90

DIRECTOR COMPENSATION

     Directors are not compensated for serving on the Board of Directors, but the Company will reimburse directors who are not also full-time employees of the Company for reasonable travel expenses incurred in attending meetings of the Board or committees of the Board. Outside Directors are eligible to participate in the automatic option grant program.

                              CERTAIN TRANSACTIONS

     Peter P. Savage, the President and Chief Executive Officer and a director of the Company, entered into an employment arrangement with the Company in November 1990. See "Executive Compensation and Other Information -- Employment Arrangements."

     Paul R. Hartmann, the Vice President, System Engineering, entered into an employment arrangement with the Company in June 1988. See "Executive Compensation and Other Information -- Employment Arrangements."

     Donald J. O'Connor, the Vice President, Customer Support, entered into an employment arrangement with the Company in May 1995. See "Executive Compensation and Other Information -- Employment Arrangements."

     Ameritech Development Corporation, an affiliate of Ameritech, beneficially owns 179,358 shares of the Company's Common Stock. Product sales to Ameritech during 1996 were $2.3 million. During 1996, Ameritech purchased Company products at the Company's list prices less any discounts available generally to the Company's customers.

     Executive officers, directors, principal shareholders and affiliates of
such individuals or entities holding approximately           shares of Common
Stock or their permitted transferees (the "Holders") are entitled to certain rights with respect to the registration of such shares under the Securities Act (taking into account the exercise of outstanding options). Under the terms of agreements between the Company and such Holders, if the Company proposes to register any of its securities under the Securities Act for its own account, such Holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. In addition, Holders of at least 66 2/3%; or approximately 770,529 shares of Common Stock with demand registration rights may require the Company to prepare and file a registration statement under the Securities Act with respect to the shares entitled to demand registration rights, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. The Company is not obligated to effect more than one of these shareholder-initiated registrations nor to effect such a registration within 90 days following an offering of the Company's securities, including the offering made hereby. The Holders of approximately 770,529 shares of Common Stock may also request the Company to register such shares on Form S-3 provided the shares registered have an aggregate market value of at least $500,000. Generally, the Company is required to bear the expense of all such registrations. The registration rights of the Holders expire in April 1999.

     Officers and directors of the Company are indemnified pursuant to certain provisions of the California General Corporation Law and the Company's charter documents to the fullest extent permitted under California law. Officers and directors will have similar indemnification arrangements in the event Proposal 2 is adopted.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1996 calendar year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                             SHAREHOLDER PROPOSALS

     Under the present rules of the SEC and the Bylaws of the Company, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be 120 days prior to May 20, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the Bylaws of the Company. The date by which shareholders must submit proposals will be January 20, 1998.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF CHIEF FINANCIAL OFFICER, AT COMPANY'S EXECUTIVE OFFICES LOCATED AT 9855 SCRANTON ROAD, SAN DIEGO, CALIFORNIA 92121.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                          By Order of the Board of Directors

                                          JAMES L. KEEFE
                                          Secretary
Dated: April 8, 1997

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                          APPLIED DIGITAL ACCESS, INC.
                            (a Delaware corporation)
                                      AND
                          APPLIED DIGITAL ACCESS, INC.
                           (a California corporation)

     THIS AGREEMENT AND PLAN OF MERGER dated as of           , 1997 (this
"Agreement") is between Applied Digital Access, Inc., a Delaware corporation ("ADA Delaware"), and Applied Digital Access, Inc., a California corporation ("ADA California"). ADA Delaware and ADA California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. ADA Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of 37,500,000 shares. The number of shares of Preferred Stock authorized to be issued is 7,500,000, par value $.001. No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is 30,000,000, par value $.001. As of the date hereof, and before giving
effect to the transactions contemplated hereby,      shares of Common Stock were
issued and outstanding, all of which were held by ADA California.

     B. ADA California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 37,500,000 shares. The number of shares of Preferred Stock authorized to be issued is 7,500,000, no par value, none of which are currently outstanding. The number of shares of Common Stock authorized to be issued is 30,000,000, no par value.

     C. The Board of Directors of ADA California has determined that, for the purpose of effecting the reincorporation of ADA California in the State of Delaware, it is advisable and in the best interests of ADA California that ADA California merge with and into ADA Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of ADA Delaware and ADA California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     E.  ADA Delaware is a wholly-owned subsidiary of ADA California.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ADA Delaware and ADA California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, ADA California shall be merged with and into ADA Delaware (the "Merger"), the separate existence of ADA California shall cease and ADA Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Applied Digital Access, Inc.

     1.2 Filing and Effectiveness. The Merger shall not become effective until the following actions shall be completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of ADA California and the sole stockholder of ADA Delaware in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed counterpart of this Agreement, a Certificate of Ownership or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of ADA California shall cease and ADA Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and ADA California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of ADA California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of ADA Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of ADA California in the same manner as if ADA Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                 II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of ADA Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of ADA Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of ADA Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III.  MANNER OF CONVERSION OF STOCK

     3.1 ADA California Common Shares. Upon the Effective Date of the Merger, each share of ADA California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

     3.2 ADA California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including the 1994 Employee Stock Purchase Plan and the 1994 Stock Option/Stock Issuance Plan) and all other employee benefit plans of ADA California. Each outstanding and unexercised option, or other right to purchase ADA California Common Stock shall become an option, or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of ADA California Common Stock issuable pursuant to any such option, or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such ADA California option or stock purchase right at the Effective Date of the Merger. There are no options or purchase rights for Preferred Stock of ADA California.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of ADA California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 ADA Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $.001 per share, of ADA Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by ADA Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of ADA California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of ADA California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of ADA California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ADA California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of ADA Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ADA Delaware that such tax has been paid or is not payable.

                                  IV.  GENERAL

     4.1 Covenants of ADA Delaware. ADA Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

        4.1.1 Qualify to do business as a foreign corporation in the State of California.

        4.1.2 File any and all documents with the California Franchise Tax Board necessary for the assumption by ADA Delaware of all of the franchise tax liabilities of ADA California.

        4.1.3 Take such other actions as may be required by the General Corporation Law of the State of California.

     4.2 Further Assurances. From time to time, as and when required by ADA Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ADA California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ADA Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ADA California and otherwise to carry out the purposes of this Agreement, and the officers and directors of ADA Delaware are fully authorized in the name and on behalf of ADA California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ADA California or of ADA Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of ADA California.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent and the registered agent of the Surviving Corporation at such address is Corp America, Inc.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 9855 Scranton Road, San Diego, CA 92121, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of ADA Corporation, a Delaware corporation, and ADA Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                        ADA CORPORATION, a Delaware corporation

                                        By:
                                        ----------------------------------------
                                           Peter P. Savage
                                           President and Chief Executive Officer

ATTEST:

-----------------------------------
James L. Keefe
Secretary

                                        ADA CORPORATION, a Delaware corporation

                                        By:
                                        ----------------------------------------
                                           Peter P. Savage
                                           President and Chief Executive Officer

ATTEST:

-----------------------------------
James L. Keefe
Secretary

                          [COUNTERPART SIGNATURE PAGE
                        TO AGREEMENT AND PLAN OF MERGER]

                                   EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                        OF APPLIED DIGITAL ACCESS, INC.,
                             A DELAWARE CORPORATION

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                   ARTICLE I

     The name of this corporation is Applied Digital Access, Inc.

                                   ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

     (A) Classes of Stock. This corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is thirty million (30,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is seven million five hundred thousand (7,500,000), which shares of Preferred Stock shall be undesignated as to series.

     (B) Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (C)  Rights, Preferences, Privileges and Restrictions of Common Stock.

     1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this corporation.

     3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     (A) Exculpation. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     (B) Indemnification. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     (C) Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation. The number of directors shall be as specified in the Bylaws of the corporation. In no event will the number of directors be less than three. Directors need not be stockholders.

                                  ARTICLE VII

     Newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified.

                                  ARTICLE VIII

     No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                   ARTICLE IX

     The corporation is to have a perpetual existence.

                                   ARTICLE X

     The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

     The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                  ARTICLE XII

     No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE XIII

     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                  ARTICLE XIV

     The name and the mailing address of the Sole Incorporator is as follows:

       Name                                 Mailing Address
-------------------        --------------------------------------------------
Ross L. Burningham         Brobeck, Phleger & Harrison LLP
                           550 West "C" Street, Suite 1300
                           San Diego, CA 92101

     IN WITNESS WHEREOF, this Certificate of Incorporation has been signed this
     day of           , 1997 by the undersigned who affirms that the statements
made herein are true and correct.

                                          --------------------------------------
                                          Ross L. Burningham, Sole Incorporator
                [SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION
                        OF APPLIED DIGITAL ACCESS, INC.]

                                   EXHIBIT C

                                     BYLAWS
                                       OF

                         APPLIED DIGITAL ACCESS, INC.,
                             A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

     SECTION 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meeting.

     (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation no later than the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, which date shall be not less than one hundred twenty (120) calendar days in advance of the date of such proxy statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and

(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (iv) of paragraph (b) of this Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     SECTION 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 5 by the Chief Executive Officer or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting.

     SECTION 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     SECTION 7. Action at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 8. Quorum and Adjournments.

     (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, as amended, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 9. Voting Rights. Unless otherwise provided in the Certificate of Incorporation, as amended, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

     SECTION 10. Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

     SECTION 11. Inspectors of Election. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (A) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (B) Receive votes, ballots, or consents;

          (C) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (D) Count and tabulate all votes or consents;

          (E) Determine when the polls shall close;

          (F) Determine the result; and

          (G) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. Number, Term of Office and Qualification. The number of directors which shall constitute the whole Board shall be fixed by resolution of the Board of Directors, with the number initially fixed at five (5). The number of directors shall be determined by resolution of a simple majority of the directors then in office and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     SECTION 2. Vacancies. Vacancies may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies, or to replace the directors chosen by the directors then in office.

     SECTION 3. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended, or by these Bylaws directed or required to be exercised or done by the stockholders.

     SECTION 4. Regular and Special Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.

     SECTION 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as, the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     SECTION 6. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     SECTION 7. Notice of Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each director either personally, or by telephone, mail, telegram or facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

     SECTION 8. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 10. Meetings by Telephone Conference Calls. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     SECTION 12. Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, as amended, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of

Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 13. Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended, the Board of Directors, or any individual director, may be removed from office at any time only with cause by the affirmative vote of the holders of at least a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                    NOTICES

     SECTION 1. Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation, as amended, or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram and facsimile.

     SECTION 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose a President, one or more Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended, or these Bylaws otherwise provide.

     The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director of the corporation.

     SECTION 2. Election or Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, Chief Financial Officer and a Secretary and may choose a President, one or more Vice Presidents and one or more Assistant Secretaries.

     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. Tenure, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     SECTION 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     SECTION 6. President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

     SECTION 7. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

     SECTION 8. Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's or President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

     SECTION 9. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

     SECTION 10. Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

     SECTION 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any director, or to any other person who it may select.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     SECTION 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 1. Indemnification of Directors and Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

     SECTION 2. Indemnification of Other Officers, Employees and Other
Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

     SECTION 3. Good Faith.

     (a) For purposes of any determination under this Bylaw, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

          (1) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

          (2) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

          (3) with respect to a director, a committee of the Board of Directors upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

     (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his consent was unlawful.

     (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

     SECTION 4. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     SECTION 5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 6. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

     SECTION 7. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     SECTION 9. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     SECTION 10. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     SECTION 11. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

          (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

          (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

          (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

                                  ARTICLE VIII

                               LOANS TO OFFICERS

     SECTION 1. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                   ARTICLE IX

                             EXCESSIVE COMPENSATION

     If the Internal Revenue Service disallows as a business deduction to the corporation any part of the salary or other compensation paid by it to any officer, director or employee, as being excessive compensation, that part disallowed shall be repaid to the corporation by the officer, director or employee.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended.

     SECTION 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     SECTION 5. Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI

                                   AMENDMENTS

     SECTION 1. Amendments.

     (a) Except as otherwise set forth in Section 9 of Article VII of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock"). The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of the Bylaws, the Certificate of Incorporation or any applicable provision of law.

     (b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Section 2,
Section 5 or Section 10 of Article II or Section 1, Section 2 or Section 13 of
Article III or Article VIII or Article IX of these Bylaws.

                                                                        PROXY

                          APPLIED DIGITAL ACCESS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        The undersigned hereby appoints Peter P. Savage and James L. Keefe jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Applied Digital Access, Inc., to be held on Tuesday, May 20, 1997 or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.





                     (Please sign and date on reverse side)
--------------------------------------------------------------------------------


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2 AND 3

1.  Election of Directors:

    Nominees:   Kenneth E. Olson, Christopher B. Paisley, Peter P. Savage,
                Edward F. Tuck.

    [ ]  Vote FOR all nominees (except as withheld in the space below)

    [ ]  Vote WITHHELD from all nominees

    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below:

    ----------------------------------------------------------------------


2.  Approval of reincorporation in Delaware.

          [ ]   FOR              [ ]   AGAINST          [ ]   ABSTAIN


3. Ratification and approval of the selection of Coopers & Lybrand L.L.P., as independent accountants for the fiscal year ending December 31, 1997.

          [ ]   FOR              [ ]   AGAINST          [ ]   ABSTAIN




        Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1, 2 and 3 and will be voted by the proxyholder at his discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

                                        Dated:                        , 19
                                              ------------------------    -----

                                        ---------------------------------------
                                        Signature(s)

                                        ---------------------------------------
                                        Printed Name(s)

                                        ---------------------------------------
                                        Title(s)

                                        Please sign exactly as name appears
                                        hereon. If signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.




                       CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  [ ]